CENTRAL HUDSON GAS & ELECTRIC CORPORATION
Computation of Ratio of Earnings to Fixed Charges             Exhibit (12)(i)(i)
 and Ratio of Earnings to Fixed Charges and Preferred Dividends

                                                                  2006               2005
                                                          ---------------------    ---------
                                                          3 Months    12 Months    3 Months
                                                            Ended       Ended        Ended
                                                          March 31     March 31     March 31
                                                          --------    ---------    ---------
    Earnings: ($000)
A.      Net Income                                        $ 13,053     $ 33,698     $ 14,990
B.      Federal & State Income Tax                           9,578       23,182       10,330
                                                          --------     --------     --------
C.      Earnings before Income Taxes                      $ 22,631     $ 56,880     $ 25,320
                                                          ========     ========     ========
D.      Fixed Charges
             Interest on Mortgage Bonds                          0            0            0
             Interest on Other Long-Term Debt                3,953       14,533        3,247
             Other Interest                                    897        2,634          840
             Interest Portion of Rents                         208          809          233
             Amortization of Premium & Expense on Debt         245        1,024          264
                                                          --------     --------     --------
                          Total Fixed Charges             $  5,303     $ 19,000     $  4,584
                                                          ========     ========     ========

E.      Total Earnings                                    $ 27,934     $ 75,880     $ 29,904
                                                          ========     ========     ========

    Preferred Dividend Requirements:
F.      Allowance for Preferred Stock Dividends
             Under IRC Sec 247                            $    242     $    970     $    242
G.      Less Allowable Dividend Deduction                      (32)        (127)         (32)
                                                          --------     --------     --------
H.      Net Subject to Gross-up                                210          843          210
I.      Ratio of Earnings before Income
             Taxes to Net Income (C/A)                       1.734        1.688        1.689
                                                          --------     --------     --------
J.      Pref. Dividend  (Pre-tax) (H x I)                      364        1,423          355
K.      Plus Allowable Dividend Deduction                       32          127           32
                                                          --------     --------     --------
L.      Preferred Dividend Factor                              396        1,550          387
M.      Fixed Charges (D)                                    5,303       19,000        4,584
                                                          --------     --------     --------
N.      Total Fixed Charges and Preferred Dividends       $  5,699     $ 20,550     $  4,971
                                                          ========     ========     ========

O.      Ratio of Earnings to Fixed Charges (E/D)              5.27         3.99         6.52
                                                          ========     ========     ========
P.      Ratio of Earnings to Fixed Charges and
        Preferred Dividends (E/N)                             4.90         3.69         6.02
                                                          ========     ========     ========

                                                                             Year Ended December 31,
                                                         ---------------------------------------------------------------

                                                                                                                    (1)
                                                            2005        2004         2003             2002        2001
                                                         --------     --------     --------        --------     --------
    Earnings: ($000)
A.      Net Income                                       $ 35,635     $ 38,648     $ 38,875        $ 32,524     $ 44,178
B.      Federal & State Income Tax                         23,936       28,426       26,981          21,690       (7,637)
                                                         --------     --------     --------        --------     --------
C.      Earnings before Income Taxes                     $ 59,571     $ 67,074     $ 65,856        $ 54,214     $ 36,541
                                                         ========     ========     ========        ========     ========
D.      Fixed Charges
             Interest on Mortgage Bonds                         0            0          570           2,136        5,211
             Interest on Other Long-Term Debt              13,826       11,488       10,699           9,819       10,446
             Other Interest                                 2,577        5,517        9,828(2)       11,772       11,820
             Interest Portion of Rents                        835          954          768             749          801
             Amortization of Premium & Expense on Debt      1,043        1,066        1,159           1,249        1,350
                                                         --------     --------     --------        --------     --------
                          Total Fixed Charges            $ 18,281     $ 19,025     $ 23,024        $ 25,725     $ 29,628
                                                         ========     ========     ========        ========     ========

E.      Total Earnings                                   $ 77,852     $ 86,099     $ 88,880        $ 79,939     $ 66,169
                                                         ========     ========     ========        ========     ========

    Preferred Dividend Requirements:
F.      Allowance for Preferred Stock Dividends
             Under IRC Sec 247                           $    970     $    970     $  1,387(2)     $  2,161     $  3,230
G.      Less Allowable Dividend Deduction                    (127)        (127)        (127)           (127)        (127)
                                                         --------     --------     --------        --------     --------
H.      Net Subject to Gross-up                               843          843        1,260           2,034        3,103
I.      Ratio of Earnings before Income
             Taxes to Net Income (C/A)                      1.672        1.736        1.694           1.667        0.827
                                                         --------     --------     --------        --------     --------
J.      Pref. Dividend  (Pre-tax) (H x I)                   1,409        1,463        2,134           3,391        2,566
K.      Plus Allowable Dividend Deduction                     127          127          127             127          127
                                                         --------     --------     --------        --------     --------
L.      Preferred Dividend Factor                           1,536        1,590        2,261           3,518        2,693
M.      Fixed Charges (D)                                  18,281       19,025       23,024          25,725       29,628
                                                         --------     --------     --------        --------     --------
N.      Total Fixed Charges and Preferred Dividends      $ 19,817     $ 20,615     $ 25,285        $ 29,243     $ 32,321
                                                         ========     ========     ========        ========     ========

O.      Ratio of Earnings to Fixed Charges (E/D)             4.26         4.53         3.86            3.11         2.23
                                                         ========     ========     ========        ========     ========
P.      Ratio of Earnings to Fixed Charges and
        Preferred Dividends (E/N)                            3.93         4.18         3.52            2.73         2.05
                                                         ========     ========     ========        ========     ========

(1) The reduction in the ratios reflects the net effect of regulatory actions in 2001 associated with the sale of Central Hudson's interests in its major generating assets, including the recording of a significant amount of federal investment income tax credits.

(2) Reflects SFAS No. 150, entitled Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.